Exhibit 10.7

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE ISSUER OF THIS PROMISSORY NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE OF ANY SUCH SECURITIES IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

FORM OF PROMISSORY NOTE

[•], 2025

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, MP Materials Corp., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to The United States Department of Defense (the “Noteholder”), the principal amount of $150,000,000 (the “Initial Principal Amount”), or such lesser amount as shall then equal the outstanding principal amount hereunder (the “Principal Balance”), together with interest accrued on the unpaid Principal Balance at a rate per annum equal to the Applicable Rate (as defined below). Interest shall begin to accrue on the date hereof in accordance with this Promissory Note (the “Note,” as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms) and shall continue to accrue on the outstanding Principal Balance until the Termination Date. The following is a statement of the rights of the Noteholder and the terms and conditions to which this Note is subject, and to which the Noteholder, by the acceptance of this Note, agrees:

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1. Capitalized terms used herein and not defined herein shall have the meanings provided in the Transaction Agreement (as defined below).

“Applicable Rate” means the sum of (a) the rate of interest provided by the Board of Governors of the Federal Reserve System (or any successor thereto) as the 10-year U.S. Treasury constant maturity rate, as published in the Federal Reserve Statistical Release H.15 (or any successor or replacement publication) under the caption “Treasury Constant Maturities — Nominal,” for the 10-year Treasury bond, on the date that is two US government securities business days prior to the date of this Note, plus (b) 1.00%.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the State of New York, the State of Nevada or Washington, D.C.

“Change of Control” means the occurrence of any of the foregoing:

(a) at any time, any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto (the “Exchange Act”) shall have acquired beneficial ownership of 50% or more of the voting power of the voting equity interests of the Maker;

(b) individuals who constituted the board of directors of the Maker (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Maker was approved by a vote of at least a majority of the directors of the Maker then still in office) cease for any reason to constitute a majority of the board of directors of the Maker; or

(c) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Maker and its subsidiaries, taken as a whole, to any Person.

Notwithstanding anything to the contrary in this definition or any provision of the Exchange Act, (x) a person or group shall be deemed not to own equity interests subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the equity interests in connection with the transactions contemplated by such agreement, (y) a person or group will be deemed not to own the equity interests of another person as a result of its ownership of equity interests or other securities of such other person’s parent (or related contractual rights) unless it owns voting equity interests (or related contractual rights) representing 50.0% or more of the voting power of the outstanding voting equity interests of such person’s parent and (z) a passive holding company or special purpose acquisition vehicle or a subsidiary thereof shall not be considered a “person” and instead the ultimate equityholders of such passive holding company or special purpose acquisition vehicle shall be considered for purposes of the foregoing.

“Credit Facility” means the credit facility contemplated by the commitment letter dated as of July 9, 2025, among J.P. Morgan Securities LLC, JPMorgan Chase Funding Inc., Goldman Sachs Bank USA and the Maker (as such commitment letter and/or credit facility is amended, restated, supplemented, amended and restated, replaced or refinanced from time to time).

“Estimated Facility Improvement Milestones” has the meaning set forth in the Transaction Agreement.

“Event of Default” has the meaning set forth in Section 6.

“Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Noteholder in connection with this Note under applicable law.

“Initial Principal Amount” has the meaning set forth in the introductory paragraph.

“Insolvency Proceeding” means any proceeding by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Interest Payment Date” means the first calendar day of each calendar quarter; provided that if such day is not a Business Day, the Interest Payment Date shall be extended to the next succeeding Business Day.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means [•], 2037.1

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” means, collectively, the Noteholder and the Maker.

“Principal Balance” has the meaning set forth in the introductory paragraph.

“Samarium Project” has the meaning set forth in the Transaction Agreement.

“Termination Date” means the first date on which the Initial Principal Amount and all accrued and unpaid interest and all other amounts owing under this Note as of such date has been paid in full in cash, whether on the Maturity Date, upon acceleration, by prepayment, or otherwise.

“Transaction Agreement” means the Transaction Agreement, dated as of July 9, 2025, between Maker and Noteholder, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

2. Repayment Date. The outstanding Principal Balance and all accrued and unpaid interest and all other amounts owing under this Note shall be due and payable to the Noteholder on the earliest of (x) the occurrence of a Change of Control, (y) the Maturity Date and (z) the date required under Section 7.

3. Interest.

3.1 Interest Rate. Except as otherwise provided herein, the outstanding Principal Balance shall bear interest at the Applicable Rate from the date of this Note until the Termination Date.

3.2 Interest Payment Dates. Interest shall accrue hereunder during the term of this Note and shall be payable in arrears to the Noteholder, (i) on each Interest Payment Date, beginning on the first Interest Payment Date following the date of this Note, (ii) together with all unpaid Principal Balance, on the Termination Date and (iii) as otherwise provided for herein.

3.3 Computation of Interest. All computations of interest shall be made on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

3.4 Interest Rate Limitation. Anything herein to the contrary notwithstanding, if the Applicable Rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, then the Maker shall not be obligated to pay, and the Noteholder shall not be entitled to charge, collect, receive reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

[1]	NTD: Maturity Date to be 12 years from the date of this Note.

4. Voluntary Prepayments. The Maker may repay the outstanding Principal Balance of this Note, together with all interest accrued thereon, in whole or in part on any Business Day with 10 days prior notice to the Noteholder. Each such repayment shall be accompanied by payment of all accrued interest thereon and may be made at any time without premium, cost or penalty of any kind.

5. Representations and Warranties.

5.1 The Maker is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its respective businesses as now conducted and as proposed to be conducted.

5.2 The Maker has the requisite power and authority to execute and deliver this Note and to perform its obligations hereunder.

5.3 The Maker has taken all action necessary to authorize the execution and delivery by the Maker of this Note and the performance by the Maker of its obligations hereunder. This Note has been duly executed and delivered by the Maker and, assuming due execution and delivery by the Noteholder, constitutes a valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

5.4 The Maker’s execution and delivery of this Note and the performance by the Maker of its obligations hereunder do not violate or conflict with, constitute a default under or require any consent, waiver or approval under (a) the Maker’s organizational documents, (b) any law applicable to it or (c) any material contract, instrument or agreement to which it is a party or by which it or its property is bound.

5.5 The Maker is not in violation in any material respect of any material statutes, laws, regulations ordinances or rules applicable to it, including, without limitation, any applicable requirement of law relating to terrorism or money laundering, including Executive Order No. 13224, effective September 24, 2001, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311 5330), the Trading With the Enemy Act (50 U.S.C. §§1-44, as amended), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56, signed into law October 26, 2001, the Criminal Justice (Money Laundering and Terrorist Financing) Act 2010 as amended and the Criminal Justice (Terrorist Offences) Act 2005.

5.6 Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Maker and its Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Authorities that are required in order to permit them to own or lease the properties and assets that they presently own or lease and to carry on their business as presently conducted and that are material to the business of the Maker or its Subsidiaries.

6. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

6.1 Failure to Make Payment When Due. The Maker shall fail to make any payment of (a) the outstanding Principal Balance, as and when the same shall be due and payable (whether on the Maturity Date, by acceleration or otherwise) or (b) interest or any other amounts owing under this Note within three (3) Business Days of the date when the same shall be due and payable.

6.2 Bankruptcy. (a) The Maker is unable to pay its debts as they become due or otherwise is insolvent, (b) the Maker begins an Insolvency Proceeding or (c) an Insolvency Proceeding is begun against the Maker and is not dismissed or stayed within thirty (30) days.

6.3 Cross-Default to Transaction Agreement. An uncured material breach of material obligations of the Maker as set forth in Section 8.06(a)(ii) of the Transaction Agreement, subject in each case to the cure periods set forth therein.

6.4 Cross-Acceleration to Credit Facility. Any default under the Credit Facility shall occur and shall continue after the applicable grace period, if any, specified in the Credit Facility, if the effect of such default or event is to accelerate the maturity of the Credit Facility.

6.5 Invalidity. Any material provision of this Note shall for any reason cease to be valid and binding on, or enforceable against, Maker in accordance with its terms, or Maker shall so state in writing.

6.6 Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of the Maker under or in connection with this Note shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may at its option (a) declare the entire Principal Balance immediately due and payable, (b) exercise any or all of their rights, powers or remedies under Section 8.06(a)(ii) of the Transaction Agreement and/or (c) exercise any or all of their rights, powers or remedies under applicable law; provided, however, that, if an Event of Default described in Section 6.2 shall occur, the entire outstanding Principal Balance shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

8. Taxes. Unless otherwise required by applicable law, all payments made by the Maker under this Note shall be free and clear of any taxes, withholdings, duties, impositions or other charges (other than any U.S. federal withholding taxes). To the extent any taxes, withholdings, duties, impositions or other charges (other than any U.S. federal withholding taxes) are required to be withheld from payment made by the Maker under this Note, the amount payable hereunder shall be increased such that, after such required withholding, Noteholder will receive the amount of any obligations payable hereunder as if such amounts required to be withheld had not been imposed, regardless of source of payment.

9. Miscellaneous.

9.1 Governing Law; Jurisdiction.

9.2 THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE FEDERAL LAWS OF THE UNITED STATES. TO THE EXTENT THAT FEDERAL LAW DOES NOT SPECIFY THE APPROPRIATE RULE OF DECISION FOR A PARTICULAR MATTER AT ISSUE, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES THAT THE LAW OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES) SHALL BE ADOPTED AS THE GOVERNING RULE OF DECISION.

9.3 BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE MAKER IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF (I) THE COURTS OF THE UNITED STATES FOR THE DISTRICT OF COLUMBIA; (II) ANY OTHER FEDERAL COURT OF COMPETENT JURISDICTION IN ANY OTHER JURISDICTION WHERE IT OR ANY OF ITS PROPERTY MAY BE FOUND; (III) THE COURTS OF WASHINGTON, D.C.; AND (IV) APPELLATE COURTS FROM ANY OF THE FOREGOING;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN OR REMOVED TO SUCH COURTS, AND WAIVES ANY OBJECTION, OR RIGHT TO STAY OR DISMISS ANY ACTION OR PROCEEDING, THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND

(C) AGREES THAT, SUBJECT TO ANY AND ALL RIGHTS OF APPEAL PROVIDED BY APPLICABLE LAW, JUDGMENT AGAINST IT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT OR OTHERWISE AS PROVIDED BY LAW, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF THE MAKER’S OBLIGATION.

9.4 Jurisdiction Involving Noteholder. BY EXECUTION AND DELIVERY OF THIS NOTE, NOTEHOLDER, TO THE MAXIMUM EXTENT PERMITTED BY LAW, IRREVOCABLY AND UNCONDITIONALLY ACKNOWLEDGES THAT THIS NOTE IS AN EXPRESS CONTRACT WITHIN THE MEANING OF 28 U.S.C. § 1491(A), AND SUBMITS FOR ITSELF IN ANY CLAIM ARISING FROM, RELATED TO, OR IN CONNECTION WITH THIS NOTE TO THE JURISDICTION OF (A) THE U.S. COURT OF FEDERAL CLAIMS; (B) ANY OTHER FEDERAL COURT OR TRIBUNAL OF COMPETENT JURISDICTION; AND (C) APPELLATE COURTS FROM ANY OF THE FOREGOING.

9.5 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS NOTE EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.6 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note (and the Transaction Agreement) constitute the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

9.7 Successors and Assigns. Neither the Noteholder nor the Maker may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other, and any such assignment made without such consent shall be null and void, ab initio. This Note shall inure to the benefit of and be binding upon the Parties and their permitted assigns.

9.8 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

9.9 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by the Maker and the Noteholder, and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.10 Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

9.11 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder of, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.12 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

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IN WITNESS WHEREOF, the Maker has executed this Note as of ___, 2025.

MP MATERIALS CORP.

By:
Name:	Elliot D. Hoops
Title:	General Counsel and Secretary

[Signature Page to Promissory Note]

ACKNOWLEDGED AND ACCEPTED:

THE UNITED STATES DEPARTMENT OF DEFENSE

By:
Name:	Honorable Pete Hegseth
Title:	Secretary of Defense

By:
Name:	Stephen A. Feinberg
Title:	Deputy Secretary of Defense

[Signature Page to Promissory Note]